Exhibit 99.1

FOR IMMEDIATE RELEASE

ALDABRA 2 ACQUISITION CORP. APPROVED TO LIST ON
NEW YORK STOCK EXCHANGE

FEBRUARY 8, 2008 -- NEW YORK – Aldabra 2 Acquisition Corp. (AMEX: AII.U, AII, AII.WS, “Aldabra”) today announced that it has received approval of its application to list its common stock and common stock purchase warrants on the New York Stock Exchange (the “NYSE”) and that it plans to transfer its listing from the American Stock Exchange (the “AMEX”) to the NYSE.  Aldabra anticipates that it will consummate its acquisition of Boise Cascade, L.L.C.’s packaging and paper manufacturing business (“Boise”) during the last week of February 2008.  Aldabra plans to change its name to Boise Inc. and have its common stock and common stock purchase warrants trade on the NYSE under the symbols “BZ” and “BZ.WS” following such acquisition.  Until trading on the NYSE commences, Aldabra’s common stock, common stock purchase warrants, and units will continue to trade on the AMEX under the symbols “AII,” “AII.WS,” and “AII.U,” respectively.  Aldabra’s listing on the NYSE fulfills a closing requirement of the Boise acquisition.

Since units will not trade on the NYSE, unit-holders should contact their custodian or broker with instructions to separate the units into their constituent shares and warrants.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as "expect," "estimate," "prospects," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others: costs associated with running Boise as a stand-alone business after the planned acquisition; uncertainties as to the closing of the acquisition and the ability to obtain financing; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; the competitive environment in the paper industry of and competitive responses to the proposed acquisition and other factors listed from time to time in the SEC filings of both Aldabra and Boise Cascade Holdings, L.L.C., including, without limitation, both companies’ quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts:
Josh Hochberg or Elyse Lavinio
Sloane & Company on behalf of Aldabra 2 Acquisition Corp.
(212) 486-9500

2